UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2016

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, DDR Corp. (the “Company”) announced that Thomas F. August, a member of the Company’s Board of Directors since May 2016, has been named President and Chief Executive Officer of the Company, effective immediately. Mr. August, age 68, is currently chairman of the board of DCT Industrial Trust Inc., an industrial real estate investment trust (“REIT”). Mr. August previously served as president and chief executive officer of Equity Office Property Trust (“EOP”) from July 2010 until the end of 2015 and served as the chairman of its board of directors from October 2009 to July 2010. EOP is a REIT controlled by The Blackstone Group and is one of the largest owners and managers of office properties in the United States. Mr. August previously served as president, chief executive officer, and a trustee of Prentiss Properties Trust, an office REIT, from 1996 until its acquisition in 2006. Mr. August held other executive roles, including chief financial officer, at Prentiss since 1987. Mr. August has agreed to enter into a three-year employment agreement pursuant to terms currently being finalized.

The Company also announced on July 11, 2016 that David J. Oakes, President and Chief Executive Officer of the Company, had been terminated from the Company, effective immediately. As a result of the termination, Mr. Oakes also ceased acting as the Company’s interim Chief Financial Officer and resigned from the Company’s Board of Directors. Mr. Oakes’ termination was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices. Mr. Oakes will not be entitled to receive any severance payment in connection with the termination of his employment.

The Company continues to be actively engaged in a search for a new Chief Financial Officer. Until a permanent Chief Financial Officer is hired, the Company has appointed Christa A. Vesy, Executive Vice President and Chief Accounting Officer of the Company, as interim Chief Financial Officer, effective immediately. Ms. Vesy, age 45, joined the Company in November 2006 and served as Executive Vice President and Chief Accounting Officer since March 2012. Previously, Ms. Vesy served the Company as Senior Vice President and Chief Accounting Officer from November 2006 to March 2012. Prior to joining the Company, Ms. Vesy worked for The Lubrizol Corporation, a specialty chemicals company, where she served as manager of external financial reporting and then as controller for the lubricant additives business segment, from September 2004 to November 2006. Prior to joining Lubrizol, Ms. Vesy held various positions with the Assurance and Business Advisory Services Group of PricewaterhouseCoopers, LLP, a registered public accounting firm, including Senior Manager from 1999 to 2004. Ms. Vesy is a certified public accountant. As interim Chief Financial Officer, Ms. Vesy will serve as the Company’s principal financial officer and also will continue to serve as the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

	By:	/s/ David E. Weiss
		Name:	David E. Weiss
		Title:	Executive Vice President, General Counsel and Secretary

Date: July 11, 2016